RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		United Health Group

3.	Date of Purchase:	February 4, 2008

4.	Underwriters from whom purchased:	Citigroup Global Markets Inc.

5.	Affiliated Underwriter managing or participating in underwriting
	syndicate:	Lehman Brothers Inc.

6.	Is a list of the underwriting syndicates members attached?
									Yes   X   	No  ___

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with
	respect to which the Adviser has management discretion 	and
	exercised such discretion with respect to the purchase:		10,000,000

8.	Aggregate principal amount of offering:		1,100,000,000

9.	Purchase price (net of fees and expenses):	98.475

10.	Date offering commenced:	February 4, 2008

11.	Offering price at close of first day on which any sales were
	made:	98.475

12.	Commission, spread or profit:	0.875%				$_____/share


13.	Have the following conditions been satisfied?				Yes	No

	a.The securities are:




part of an issue registered under the
	Securities Act of 1933 which is being offered to the public;		X

	part of an issue of Government Securities;

	Eligible Municipal Securities;

	sold in an Eligible Foreign Offering; or

	sold in an Eligible Rule 144A offering

	(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

	b.(1) The securities were purchased prior to the end of the first
	day on which any sales were made, at a price that is not more
	than the price paid by each other purchaser of securities in
	that offering or in any concurrent offering of the securities
	(except, in the case of an Eligible Foreign Offering, for any
	rights to purchase that are required by law to be granted to
	existing security holders of the issuer); OR				X

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates

	c.The underwriting was a firm commitment underwriting			X

	d.The commission, spread or profit was reasonable and fair in
	relation to that being received by others for underwriting similar securities during the same period (see attachment for comparison
	of spread with comparable recent offerings)				X

	e.The issuer of the securities, except for Eligible Municipal
	Securities, and its predecessors, have been in continuous
	operation for not less than three years					X

	f.(1) The amount of the securities, other than those sold in an
	Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other
	accounts with respect to which the Adviser has investment
	discretion and exercised such discretion with respect to the
	purchase, did not exceed 25% of the principal amount of the
	offering; OR								X


										Yes	No

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

	(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

	(ii) The principal amount of the offering of such class in any concurrent pubic offering?

	g.(1) No affiliated underwriter of the Fund was a direct or
	indirect participant in or beneficiary of the sale; OR			X

	(2) With respect to the purchase of Eligible Municipal
	Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

	h.Information has or will be timely supplied to the appropriate
	officer of the Fund for inclusion on SEC Form NSAR and quarterly
	reports to the Board?							X





Approved:		Date:






Schedule G
Comparable Form  UNH 38

RULE 10f 3  REPORT FORM

Additional Information regarding Item (g) commission or spread comparable recent offerings:


			Comparison # 1		Comparison # 2		Comparison # 3		Comparison # 4

Security		74432QBD6		00817YAG3
			PRU 6.625		AET 6.75
			12/1/37			12/15/37

Date Offered		11/28/07		11/29/07

Offering Price		99.177			99.322

Spread ($)

Spread (%)		.75			.875

Type of Security	Sr Unsec		Sr Unsec

Rating or Quality	A3/A+			A3/A

Size of Issue		$750,000,000		$700,000,000

Total Capitalization
of Issuer		$30.6B			$25.1B

Note: Minimum of two comparisons must be completed for each purchase.

B1